Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Kinder Morgan Debenture-Backed Series 2002-6

*CUSIP: 21988G460

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 1, 2013.

INTEREST ACCOUNT
Balance as of September 4, 2012	$ 0.00
Scheduled Income received on securities	$ 409,750.00
Unscheduled Income received on securities	$ 0.00

LESS:
Distribution to the Holders	-$ 409,749.86
Distribution to Depositor	-$ 0.00
Distribution to Trustee	-$ 0.14
Balance as of March 1, 2013	$ 0.00

PRINCIPAL ACCOUNT
Balance as of September 4, 2012	$ 0.00
Scheduled Principal received on securities	$ 0.00

LESS:
Distribution to Holders	-$ 0.00
Balance as of March 1, 2013	$ 0.00

UNDERLYING SECURITIES HELD AS OF March 1, 2013

Principal Amount	Title of Security

$11,000,000	Kinder Morgan, Inc., formerly known as K N Energy, Inc.7.45% Debentures due March 1, 2098 *CUSIP: 482620AX9

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

1